EXHIBIT 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

March 29, 2006

Fortune Brands, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

Re: Registration Statement on Form S-4 of Fortune Brands, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Fortune Brands, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on behalf of the Company, relating to the Company’s registration of shares of common stock (the “Common Shares”) pursuant to (a) the Agreement and Plan of Merger, dated as of February 9, 2006 (the “SBR Merger Agreement”), by and among the Company, Brightstar Acquisition LLC, an Illinois limited liability company and a direct wholly-owned subsidiary of the Company, SBR, Inc., a West Virginia corporation, and Samuel B. Ross, II, as Holders Representative (the “Holders Representative”); (b) the Agreement and Plan of Merger, dated as of February 21, 2006 (the “SB Ross Merger Agreement”), by and among the Company, SB Ross Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of the Company, S. Byrl Ross Enterprises, Inc., a West Virginia corporation, and the Holders Representative; and (c) the Agreement and Plan of Merger, dated as of February 21, 2006 (collectively with the SBR Merger Agreement and the SB Ross Merger Agreement, the “Merger Agreements”), by and among the Company, Tres Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of the Company, Tres Investment Company, a West Virginia corporation, and the Holders Representative.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission; (ii) the Restated Certificate of Incorporation of the Company as in effect on the date hereof; (iii) the Bylaws of the Company as in effect on the date hereof; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Common Shares and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Fortune Brands, Inc.

March 29, 2006

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Partnership and others.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized and the Common Shares, when issued and delivered in accordance with the Merger Agreements, will have been validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the reference to our firm under the headings “Legal Matters” in the Proxy Statement/Prospectus contained in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP WINSTON & STRAWN LLP